Exhibit 99.1

NEWS RELEASE

Contacts:	Patrick L. Ryan	Anthony C. Weagley
	President and CEO	President and CEO
	First Bank	Malvern Bancorp, Inc.
	(609) 643-0168	(610) 695-3648
	patrick.ryan@firstbanknj.com	TWeagley@mymalvernbank.com

FOR IMMEDIATE RELEASE

FIRST BANK AND MALVERN BANCORP, INC. REACH AGREEMENT ON STRATEGIC COMBINATION

Expanded Presence in Highly Desirable New Jersey and Pennsylvania Markets

HAMILTON, NJ and PAOLI, PA—(GLOBENEWSWIRE)—December 14, 2022 – First Bank (Nasdaq Global Market: FRBA) and Malvern Bancorp, Inc. (Nasdaq Global Market: MLVF), the parent company of Malvern Bank, National Association (“Malvern Bank”), announced today that they have entered into a definitive merger agreement pursuant to which First Bank will acquire Malvern Bancorp, Inc. and Malvern Bank in a transaction valued at approximately $149.5 million. The merger has been unanimously approved by the boards of directors of both institutions and is expected to be completed in the second quarter of 2023, subject to the approval of First Bank and Malvern Bancorp, Inc. shareholders, as well as customary regulatory approvals.

Malvern Bank is headquartered in Paoli, a suburb of Philadelphia, Pennsylvania, and serves its customers and communities through its nine banking locations in Chester and Delaware counties, Pennsylvania, Morristown, New Jersey, and Palm Beach, Florida. Malvern Bancorp, Inc. had assets of approximately $1.04 billion, loans of approximately $815.6 million and deposits of approximately $785.3 million as of September 30, 2022. Following the closing of the transaction, First Bank will have approximately $3.68 billion in assets with 27 branches located in seven New Jersey counties, three eastern Pennsylvania counties and one Florida county.

“This strategic transaction expands our market position and deposit share in eastern Pennsylvania, while complementing our strong organic growth strategy,” said Patrick L. Ryan, President and Chief Executive Officer of First Bank. “This merger is another example of what we believe are high-quality and low-risk transactions we are using to build size and scale, solidify our market position and expand our service area. Malvern Bank’s emphasis on commercial lending, private banking and superior customer service create a great fit, and we are delighted to welcome Malvern Bank’s employees to the First Bank team. In addition, this transaction further strengthens our balance sheet through loan portfolio diversification and provides expanded access to cost-effective deposits. Importantly, we expect the transaction will be significantly and immediately accretive to First Bank earnings per share and that the earn back on tangible book dilution to be under two and a half years. First Bank’s regulatory capital levels will remain strong, enabling us to continue to evaluate all appropriate growth opportunities.”

“We are excited to be combining with a financially strong and strategically well-positioned community bank,” said Anthony Weagley, President and Chief Executive Officer of Malvern Bancorp, Inc. “First Bank has an excellent track record and is successfully executing upon its vision to be a premier community bank focused on high-touch customer service throughout the New York City to Philadelphia corridor. Importantly, First Bank shares Malvern Bank’s vision of providing customers with a rewarding banking experience and the combined company will be well positioned to enhance the products and services already provided to our customers. We believe this strategic combination will benefit all the stakeholders of the combined company and we look forward to working closely with First Bank’s team to complete the transaction.”

According to terms of the merger agreement, Malvern Bancorp, Inc. shareholders will receive 0.7733 shares of First Bank common stock and $7.80 in cash per each Malvern Bancorp, Inc. common share outstanding. First Bank expects to issue approximately 5.9 million new shares of First Bank common stock and $59.4 million in cash consideration to consummate this transaction. Based upon First Bank’s December 13, 2022 closing price of $15.31 per share, the transaction is valued at approximately $149.5 million in aggregate deal value.

Hovde Group, LLC acted as financial advisor to First Bank and Piper Sandler & Co. acted as financial advisor to Malvern Bancorp, Inc. Luse Gorman, PC provided legal counsel to First Bank and Holland & Knight LLP provided legal counsel to Malvern Bancorp, Inc.

Conference Call and Investor Presentation

Additional details on the transaction are included in the attached investor presentation.

First Bank management will conduct a conference call to discuss the transaction at 9:00 AM Eastern Time on December 14, 2022. The direct dial toll free number for the live call is 1-844-200-6205 and the access code is 092667. For those unable to participate in the call, a replay will be available by dialing 1-866-813-9403 (access code 265271) from one hour after the end of the conference call until March 14, 2023.

Replay information and the investor presentation will also be available on First Bank’s website at www.firstbanknj.com under the “About Us” tab. Click on “Investor Relations” to access the investor presentation and replay of the conference call.

About First Bank

First Bank is a New Jersey state-chartered bank with 18 full-service branches in Cinnaminson, Cranbury, Delanco, Denville, Ewing, Flemington (2), Hamilton, Lawrence, Monroe, Pennington, Randolph, Somerset and Williamstown, New Jersey; and Doylestown, Trevose, Warminster and West Chester, Pennsylvania. With $2.6 billion in assets as of September 30, 2022, First Bank offers a full range of deposit and loan products to individuals and businesses throughout the New York City to Philadelphia corridor. First Bank's common stock is listed on the Nasdaq Global Market under the symbol “FRBA.”

About Malvern Bancorp, Inc.

Malvern Bancorp, Inc. is the holding company for Malvern Bank, National Association (“Malvern Bank”), an institution that was originally organized in 1887 as a federally-chartered savings bank. Malvern Bank now serves as one of the oldest banks headquartered on the Philadelphia Main Line. For more than a century, Malvern Bank has been committed to helping people build prosperous communities as a trusted financial partner, forging lasting relationships through teamwork, respect, and integrity. Malvern Bank conducts business from its headquarters in Paoli, Pennsylvania, a suburb of Philadelphia, and through its nine other banking locations in Chester and Delaware counties, Pennsylvania, Morristown, New Jersey, its New Jersey regional headquarters and Palm Beach Florida. The Bank also maintains a representative office in Allentown, Pennsylvania. The Bank’s primary market niche is providing personalized service to its client base.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, information regarding First Bank’s and Malvern Bancorp, Inc.’s future financial performance, business and growth strategies, projected plans and objectives, and the proposed merger, integration of businesses, ability to recognize anticipated operational efficiencies, and other projections based on macroeconomic and industry trends. Such forward-looking statements are based on various facts and derived utilizing important assumptions, current expectations, estimates and projections about First Bank and Malvern Bancorp, Inc., any of which may materially change over time and some of which may be beyond First Bank’s and Malvern Bancorp, Inc.’s control. Forward-looking statements may be identified by use of terms such as “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.”’ In addition to factors disclosed in First Bank’s reports filed with the Federal Deposit Insurance Corporation (the “FDIC”), Malvern Bancorp, Inc.’s reports filed with the Securities and Exchange Commission (the “SEC”) and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: changes in First Bank’s or Malvern Bancorp, Inc.’s operating or expansion strategy, availability of and costs associated with obtaining adequate and timely sources of liquidity, the ability to maintain credit quality, possible adverse rulings, judgments, settlements and other outcomes of pending litigation, the ability of First Bank and Malvern Bancorp, Inc. to collect amounts due under loan agreements, changes in consumer preferences, effectiveness of First Bank’s or Malvern Bancorp, Inc.’s interest rate risk management strategies, laws and regulations affecting financial institutions in general or relating to taxes, the effect of pending or future legislation, the ability to obtain regulatory approvals and meet other closing conditions to the proposed merger, including approval by First Bank’s and Malvern Bancorp, Inc.’s shareholders on the expected terms and schedule, delay in closing the merger, difficulties and delays in integrating the Malvern Bancorp, Inc. business or fully realizing cost savings and other benefits of the merger, business disruption following the merger, changes in interest rates and capital markets, inflation, customer acceptance of First Bank’s products and services, customer borrowing, repayment, investment and deposit practices, customer disintermediation, the introduction, withdrawal, success and timing of business initiatives, competitive conditions, and other risk factors. If one or more events related to these or other risks or uncertainties materialize, or if underlying assumptions prove to be incorrect, actual results may differ materially from what First Bank or Malvern Bancorp, Inc. anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and First Bank and Malvern Bancorp, Inc. do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that First Bank or persons acting on First Bank’s behalf, or Malvern Bancorp, Inc. or persons acting on Malvern Bancorp, Inc.’s behalf, may issue.

Important Additional Information and Where to Find It

In connection with the proposed merger, First Bank will file with the FDIC and mail to shareholders of First Bank and Malvern Bancorp, Inc. a joint proxy statement/offering circular, which will include a joint proxy statement of Malvern Bancorp, Inc. and First Bank and an offering circular of First Bank. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. SHAREHOLDERS OF MALVERN BANCORP, INC. AND FIRST BANK ARE URGED TO READ THE JOINT PROXY STATEMENT/OFFERING CIRCULAR REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE FDIC BY FIRST BANK, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

A free copy of the joint proxy statement/offering circular, as well as other filings containing information about First Bank, may be obtained at the FDIC’s Internet site (https://efr.fdic.gov/fcxweb/efr/index.html), when they are filed by First Bank. You will also be able to obtain the joint proxy statement/offering circular, when it is filed, free of charge, from First Bank at www.firstbanknj.com under the heading “Investor Relations.” Copies of the joint proxy statement/offering circular may also be obtained from Malvern Bancorp, Inc. at www.ir.malvernbancorp.com. Copies of the joint proxy statement/offering circular can also be obtained, when it becomes available, free of charge, by directing a request to First Bank, 2465 Kuser Road, Hamilton, NJ 08690, Attention: Andrew Hibshman, Executive Vice President and CFO, Telephone: (609) 643-0058 or to Malvern Bancorp, Inc., 42 E. Lancaster Ave, Paoli, PA 19301, Attention: Joseph Gangemi, Executive Vice President and CFO, Telephone: (610) 695-3676.

First Bank, Malvern Bancorp, Inc., and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of First Bank or Malvern Bancorp, Inc., respectively, in connection with the proposed merger. Information about the directors and executive officers of First Bank who may be deemed participants in the proxy solicitation is set forth in the proxy statement for First Bank’s 2022 annual meeting of shareholders, filed with the FDIC on March 30, 2022. Information about the directors and executive officers of Malvern Bancorp, Inc. who may be deemed participants in the proxy solicitation is set forth in the proxy statement for Malvern Bancorp, Inc.’s 2022 annual meeting of shareholders, filed with the SEC on January 27, 2022. Additional information regarding all of the participants in the solicitation, including a description of their direct and indirect interests, by securities holdings or otherwise, may be obtained by reading the joint proxy statement/offering circular regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.